UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2023

GRAFTECH INTERNATIONAL LTD.
(Exact name of registrant as specified in its charter)

Delaware	1-13888	27-2496053
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

982 Keynote Circle
Brooklyn Heights, OH 44131
(Address of principal executive offices) (Zip Code)
(216) 676-2000
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value per share	EAF	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 25, 2023, Marcel Kessler, Chief Executive Officer and President and Director of GrafTech International Ltd. (the “Company”), informed the Board of Directors of the Company (the “Board”) of his intention, due to family reasons, to (i) step down as Chief Executive Officer and President effective November 15, 2023 and (ii) resign as an employee of the Company effective December 31, 2023. Mr. Kessler will continue to serve on the Board. Mr. Kessler will continue to receive his base salary through December 31, 2023, and thereafter will be compensated as a non-employee director in accordance with the standard director compensation program of the Company, which is described on pages 15-19 of the Company’s Proxy Statement for its Annual Meeting of Stockholders held on May 10, 2023, and filed with the United States Securities and Exchange Commission (“SEC”) on April 6, 2023.

On September 27, 2023, the Board appointed Timothy K. Flanagan, the current Chief Financial Officer, Senior Vice President Finance and Treasurer of the Company, to serve as interim Chief Executive Officer and President, and Catherine Hedoux-Delgado, the current Vice President, Corporate Controller of the Company, to serve as interim Chief Financial Officer and Treasurer, each effective November 15, 2023. In addition, Jeremy Halford, the Executive Vice President, Chief Operating Officer of the Company, will continue to work with Timothy K. Flanagan on key strategic initiatives, including leading efforts in connection with the active investigation into the use of the Company’s assets to supply the growing electric vehicle battery market, along with his current duties. During the period of interim service, the Board also approved incremental monthly compensation stipends payable on the first of the month in the amount of $21,000, $8,000, and $4,000 to Timothy K. Flanagan, Jeremy Halford, and Catherine Hedoux-Delgado, respectively.

For additional information regarding Messrs. Flanagan and Halford, please see our Annual Report on Form 10-K for the year ended December 31, 2022, which was filed with the SEC on February 14, 2023. Ms. Hedoux-Delgado, age 59, has served as Vice President, Corporate Controller of the Company since April 2012 where she has been responsible for the accounting and financial reporting of the Company. Prior to joining the Company, she spent 20 years at Lexmark International Inc., a multinational printing product and services company, where she most recently served as Director of SEC Reporting and Corporate Consolidation. Prior to that, she held numerous finance and accounting leadership roles, including Corporate Director of Internal Controls, Finance Director of the Consumer Printing Division for EMEA (Europe, Middle East and Africa) and Finance Director of Lexmark Canada. Ms. Hedoux-Delgado holds a B.S. in Management from the ESCP Business School in France.

The Nominating and Corporate Governance Committee of the Board (the “Committee”) will work with a leading executive search firm to conduct a global search for a non-interim Chief Executive Officer and President and assist the Committee in considering both internal and external candidates. The Committee will make recommendations to the Board with the Board making the final decision on a non-interim successor.

There are no family relationships between Ms. Hedoux-Delgado and any other any director or executive officer of the Company and there are no arrangements or understandings between her and any other person pursuant to which she was selected for her position. There are no related person transactions involving Ms. Hedoux-Delgado that would require disclosure pursuant to Item 404(a) of Regulation S-K.

The Company intends to enter into an indemnification agreement with Ms. Hedoux-Delgado. The form of indemnification agreement was previously filed with the SEC on March 26, 2018 as Exhibit 10.15 to the Company’s Registration Statement on Form S‑1/A (Registration No. 333‑223791) and is incorporated herein by reference.

A copy of the press release issued by the Company announcing these management changes is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release of GrafTech International Ltd., dated September 28, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRAFTECH INTERNATIONAL LTD.

Date:	September 28, 2023	By:	/s/ Timothy K. Flanagan
Timothy K. Flanagan
Chief Financial Officer, Senior Vice President Finance and Treasurer